Exhibit 10.48

PROMISSORY NOTE

Spheric Technologies, Inc. agrees to pay to Joseph Hines the amount of $60,000.00 upon demand after September 30, 2009 for value received with no interest noted. This liability is to be paid in US dollars or equivalent and should be considered a general obligation of the Company.

By:	/s/ Michael Kirksey
Michael Kirksey
Its:	Vice President
Date:	March 1, 2009